UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2012

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

New York	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Park Avenue South, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 725-7965

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On June 26, 2012, HMS Holdings Corp. (the “Registrant”) held its Annual Meeting of Shareholders. Holders of an aggregate of 85,962,850 shares of the Registrant’s common stock at the close of business on May 7, 2012 were entitled to vote at the Registrant’s Annual Meeting, of which 80,910,017 were present in person or represented by proxy. At the Annual Meeting, the Registrant’s shareholders voted as follows:

Proposal One: To elect the following individuals as directors for a term expiring on the date of our 2014 Annual Meeting of Shareholders, or at such time as their successors have been duly elected and qualified:  Messrs. Holster, Kelly, Lucia, Mosakowski and Schwartz.

Name	For	Against	Broker Non-Votes
Robert M. Holster	70,047,811	5,235,918	5,588,910
James T. Kelly	70,856,640	4,426,881	5,588,910
William C. Lucia	73,043,029	2,240,700	5,588,910
William S. Mosakowski	63,609,188	11,674,740	5,588,910
Bart M. Schwartz	72,851,441	2,432,080	5,588,910

Messrs. Holster, Kelly, Lucia, Mosakowski and Schwartz were each elected to serve as directors for a term expiring on the date of our 2014 Annual Meeting of Shareholders.

Proposal Two:  To approve, on an advisory basis, the 2011 compensation for the Registrant’s named executive officers.

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	73,209,501	2,063,428	48,178	5,588,910

The Registrant’s 2011 compensation for its named executive officers was approved.

Proposal Three: To ratify the selection of KPMG LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

	For	Against	Abstain
Total Shares Voted	78,590,926	2,297,619	21,472

The appointment of KPMG LLP was ratified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HMS HOLDINGS CORP.
(Registrant)

By:	/s/ Walter D. Hosp
Name:	Walter D. Hosp
Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Dated: June 26, 2012

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